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                                                                    Exhibit 8(h)


                                             [Letterhead]


State Street Bank & Trust Company
225 Franklin Street
Boston, Massachusetts  02110

Dear Sirs:

     In accordance with Section 17 of the Custodian Contract, dated January 3, 1996 (the "Agreement"), between Dresdner RCM Equity Funds, Inc. (the "Fund") and State Street Bank & Trust Company (the "Bank"), the Fund hereby notifies the Bank of the Fund's desire to have the Bank render services as Custodian under the terms of the Agreement with respect to Dresdner RCM Tax Managed Growth Fund, Dresdner RCM Global Equity Fund, Dresdner RCM California Tax Exempt Bond Fund, Dresdner RCM Strategic Income Fund, Dresdner RCM Global Bond Fund and Dresdner RCM Intermediate Investment Grade Bond Fund.

     Please indicate you acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.

                                   Very truly yours,
                                   Dresdner RCM Global Funds, Inc.



                                   By:
                                       -------------------------
                                       Name:
                                       Title

Accepted:
State Street Bank & Trust Company

By:
    -----------------------
    Name:
    Title:


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